UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2018

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
On April 27, 2018, Brad Thomas announced his resignation as the Executive Vice President, Human Resources and Organizational Development of Insulet Corporation (the “Company”) and entered into a letter agreement (the “Letter Agreement”) with the Company setting forth that the resignation of his office would be effective immediately, and the resignation of his employment with the Company would be effective as of May 31, 2018. The Letter Agreement provides that Mr. Thomas’s departure will be treated as a “Terminating Event” under the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”), and that Mr. Thomas will receive the severance payments and benefits provided for therein in accordance with the Severance Plan’s terms. In addition, the Letter Agreement confirms that Mr. Thomas will be subject to, among other things, the confidentiality, non-competition, non-solicitation and cooperation obligations provided for in the Severance Plan.
The foregoing summary is qualified in its entirety by reference to the text of the Letter Agreement, which is attached and filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit Number	Description

10.1	Letter Agreement between Brad Thomas and Insulet Corporation, dated April 27, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

April 30, 2018	By:	/s/ Michael L. Levitz
Name: Michael L. Levitz
Title: Chief Financial Officer